                                    EXHIBIT (12)


                                 [Closing Date], 1998


The Fontaine Trust
210 West Pennsylvania Avenue
Suite 240
Towson, Maryland  21204

Nicholas-Applegate Mutual Funds
P.O. Box 82169
San Diego, California  92138-2169

     Re: The Fontaine Trust in respect of the Capital Appreciation Fund; The Nicholas-Applegate Mutual Funds in respect of the Balanced Growth Fund Portfolio A
          ----------------------------------------------------------------------

Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences to the Capital Appreciation Fund ("Target"), a separate series of The Fontaine Trust (the "Fontaine Trust"), to the holders of the shares of beneficial interest (the "shares") of Target (the "Target shareholders"), and to the Balanced Growth Fund Portfolio A ("Acquiring Fund"), a separate series of Nicholas-Applegate Mutual Funds (the "NA Funds"), in connection with the proposed transfer of substantially all of the assets of Target to Acquiring Fund in exchange solely for voting shares of beneficial interest of Acquiring Fund ("Acquiring Fund shares"), followed by the distribution of such Acquiring Fund shares received by Target in complete liquidation, all pursuant to the Agreement and Plan of Reorganization (the "Plan") dated as of March 31, 1998 (the "Reorganization").

     For purposes of this opinion, we have examined and rely upon (1) the Plan,
(2) the Form N-14, filed by NA Funds on March 3, 1998, with the Securities and Exchange Commission ("SEC"), (3) Pre-Effective Amendment No. 1 to the Form N-14 filed on April 1, 1998; (4) Pre-Effective Amendment No. 2 to the Form N-14 filed on April ___, 1998 (5) the facts and representations contained in the letter dated [Closing Date], 1998, addressed to us from the Fontaine Trust, (6) the facts and representations contained in the letter dated [Closing Date], 1998, addressed to us from NA Funds, and (7) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

     This opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, judicial decisions and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Form N-14 referred to above.

     Based upon the foregoing, it is our opinion that:

     (1) The acquisition by Acquiring Fund of substantially all of the assets of Target in exchange solely for Acquiring Fund shares, followed by the distribution of such Acquiring Fund shares to the Target shareholders in exchange for their Target shares in complete liquidation of Target, will constitute a reorganization within the meaning of Section 368(a) of the Code. Acquiring Fund and Target will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

Capital Appreciation Fund
Galanced Growth Fund
[Closing Date], 1998
Page 2


     (2) No gain or loss will be recognized to Target upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund shares, or upon the distribution to the Target shareholders of the Acquiring Fund shares.

     (3) No gain or loss will be recognized by Acquiring Fund upon the receipt of Target's assets in exchange for Acquiring Fund shares.

     (4) The basis of the assets of Target in the hands of Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of Target immediately prior to the Reorganization exchange.

     (5) The holding period of Target's assets in the hands of Acquiring Fund will include the period during which the assets were held by Target.

     (6) No gain or loss will be recognized to the Target shareholders upon the receipt of Acquiring Fund shares solely in exchange for Target shares.

     (7) The basis of the Acquiring Fund shares received by the Target shareholders will be the same as the basis of the Target shares surrendered in exchange therefor.

     (8) The holding period of the Acquiring Fund shares received by the Target shareholders will include the holding period of the Target shares surrendered in exchange therefor, provided that such Target shares were held as capital assets in the hands of the Target shareholders upon the date of the exchange.

     We express no opinion as to the federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.

     We hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 filed by NA Funds with the Securities and Exchange Commission.

                                   Very truly yours,



                                   Dechert Price & Rhoads

                                     EXHIBIT (12)


                                 [Closing Date], 1998


The Fontaine Trust
210 West Pennsylvania Avenue
Suite 240
Towson, Maryland  21204

Nicholas-Applegate Mutual Funds
P.O. Box 82169
San Diego, California  92138-2169

     Re: The Fontaine Trust in respect of the Global Growth Fund and Global Income Fund; The Nicholas-Applegate Mutual Funds in respect of the Worldwide Growth Fund Portfolio A
          ------------------------------------------------------------------

Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences to the Global Growth Fund and the Global Income Fund (each a "Target"), each a separate series of The Fontaine Trust (the "Fontaine Trust"), to the holders of the shares of beneficial interest (the "shares") of each Target (the "Target shareholders"), and to Worldwide Growth Fund Portfolio A ("Acquiring Fund"), a separate series of Nicholas-Applegate Mutual Funds (the "NA Funds"), in connection with the proposed transfer of substantially all of the assets of each Target to Acquiring Fund in exchange solely for voting shares of beneficial interest of Acquiring Fund ("Acquiring Fund shares"), followed by the distribution of such Acquiring Fund shares received by each Target in complete liquidation, all pursuant to the Agreement and Plan of Reorganization (the "Plan") dated as of March 31, 1998, (the "Reorganization").

     For purposes of this opinion, we have examined and rely upon (1) the Plan,
(2) the Form N-14, filed by NA Funds on March 3, 1998, with the Securities and Exchange Commission ("SEC"), (3) Pre-Effective Amendment No. 1 to the Form N-14 filed on April 1, 1998; (4) Pre-Effective Amendment No. 2 to the Form N-14 filed on April ___, 1998, (5) the facts and representations contained in the letter dated [Closing Date], 1998, addressed to us from the Fontaine Trust, (6) the facts and representations contained in the letter dated [Closing Date], 1998, addressed to us from NA Funds, and (7) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

     This opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, judicial decisions and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Form N-14 referred to above.

     Based upon the foregoing, it is our opinion that:

     (1) The acquisition by Acquiring Fund of substantially all of the assets of a Target in exchange solely for Acquiring Fund shares, followed by the distribution of such Acquiring Fund shares to the Target shareholders in exchange for their Target shares in complete liquidation of that Target, will constitute a reorganization within the meaning of Section 368(a) of the Code. Acquiring Fund and each Target will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

Global Growth Fund
Global Income Fund
Worldwide Growth Fund
[Closing Date], 1998
Page 2

     (2) No gain or loss will be recognized to a Target upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund shares, or upon the distribution to the Target shareholders of the Acquiring Fund shares.

     (3) No gain or loss will be recognized by Acquiring Fund upon the receipt of a Target's assets in exchange for Acquiring Fund shares.

     (4) The basis of the assets of a Target in the hands of Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of that Target immediately prior to the Reorganization exchange.

     (5) The holding period of a Target's assets in the hands of Acquiring Fund will include the period during which the assets were held by that Target.

     (6) No gain or loss will be recognized to the Target shareholders upon the receipt of Acquiring Fund shares solely in exchange for Target shares.

     (7) The basis of the Acquiring Fund shares received by the Target shareholders will be the same as the basis of the Target shares surrendered in exchange therefor.

     (8) The holding period of the Acquiring Fund shares received by the Target shareholders will include the holding period of the Target shares surrendered in exchange therefor, provided that such Target shares were held as capital assets in the hands of the Target shareholders upon the date of the exchange.

     We express no opinion as to the federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.

     We hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 2 of the Registration Statement on Form N-14 filed by NA Funds with the Securities and Exchange Commission.

                                   Very truly yours,


                                   Dechert Price & Rhoads